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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                       Exhibit 12 - Statement Regarding Computation
                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
----------------------------------------------------------------------------------------------------------------------
                                                       January 29,            January 30,            January 31,
Fiscal year                                                   2000                   1999                   1998
----------------------------------------------------------------------------------------------------------------------

      Interest                                           $  51,557              $  48,930              $  39,656
      Interest factor in rental expense                     19,963                 19,052                 16,368
      Capitalized interest                                   1,098                  1,020                  1,861
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 (a)  Fixed charges, as defined                          $  72,618              $  69,002              $  57,885

      Earnings before income taxes                        $ 44,967              $   7,284              $  75,456
      Fixed charges                                         72,618                 69,002                 57,885
      Capitalized interest                                  (1,098)                (1,020)                (1,861)
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(b)   Earnings, as defined                               $ 116,487              $  75,266              $ 131,480

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(c)   Ratio of earnings to fixed charges (b/a)                 1.6x                   1.1x                   2.3x
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(Table Restubbed Below)


(in thousands, except ratios)
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                                                    February 1,           February 3,
Fiscal year                                                1997                  1996
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      Interest                                        $  30,306             $  32,072
      Interest factor in rental expense                  11,205                 7,743
      Capitalized interest                                1,575                 1,407
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 (a)  Fixed charges, as defined                       $  43,086             $  41,222

      Earnings before income taxes                    $ 159,229             $ 129,452
      Fixed charges                                      43,086                41,222
      Capitalized interest                               (1,575)               (1,407)
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(b)   Earnings, as defined                            $ 200,740             $ 169,267

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(c)   Ratio of earnings to fixed charges (b/a)              4.7x                  4.1x
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